Exhibit 10(yy)

THIRD AMENDMENT TO CONSULTING AGREEMENT

This Third Amendment to Consulting Agreement (the “Amendment”) is made and executed this 1st day of January, 2003, by and between TLM Holdings Corp., a Delaware corporation (the “Company”), and Lee H. Edelstein (the “Consultant”).

WHEREAS, the Company and the Consultant are parties to a Consulting Agreement dated June 24, 1999 (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement in accordance with the provisions hereof;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. The foregoing recitals are true and correct, and are incorporated herein by reference.

2. The Term of the Agreement (as referenced within paragraph 4 of the Agreement) shall be extended and shall continue until December 31, 2004, provided, however, that after December 31, 2002, either party may terminate the Agreement after thirty (30) days written notice of termination.

3. From the date hereof through December 31, 2004, the Company shall pay the Consultant at the rate of $10,916.66 per month.

4. Consultant shall be permitted to assign the Agreement to LHE Consulting Corp., a Florida corporation (“LHE”), so long as Lee H. Edelstein is the representative of LHE who personally performs Consultant’s obligations hereunder. The Company shall be permitted to assign the Agreement to Access Worldwide Communications, Inc.

5. Except as specifically amended hereby, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

TLM HOLDINGS CORP.

By:
	Chief Executive Officer	Lee H. Edelstein